Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Fourth Quarter
and Fiscal Year 2016 Results
Fiscal Year 2016 Adjusted EPS of $0.401

Sioux Falls, S.D.-March 10, 2016-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the fourth quarter and fiscal year that ended January 31, 2016.
Noteworthy Items:

•	Restructuring savings and continued cost controls drove corporate SG&A expense down $2.2 million year-over-year in the fourth quarter and $4.6 million for the fiscal year;

•	Inventory reduction efforts led to a decline in inventory of $2.7 million versus the third quarter;

•	Engineered Films’ sales into the Energy market deteriorated further, declining nearly 90 percent year-over-year as further declines in oil prices led to additional reductions in drilling activity;

•	For the second consecutive quarter, Applied Technology’s sequential year-over-year sales declines eased;

•	Reductions in capital spending continued, with CAPEX down $4.0 million in fiscal year 2016 versus last year;

•
Subsequent to quarter end, executed an exclusive distribution agreement with AgEagle Aerial Systems, a leader in UAS technology for agriculture providing aerial data acquisition capabilities to Ag service providers.

Fourth Quarter Results:
Net sales for the fourth quarter of 2016 were $52.8 million, down 41.2 percent versus the fourth quarter of 2015. Excluding sales from contract manufacturing, fourth quarter net sales were $51.8 million, down 36.4 percent versus the fourth quarter of 20152. Excluding the impact of contract manufacturing, all three operating divisions experienced significant sales declines in the fourth quarter. All divisions continue to experience reduced end-market demand in their primary markets of focus. Adverse commodity market conditions are driving reduced demand for both Applied Technology and Engineered Films, while reductions and delays in governmental defense spending are reducing demand for Aerostar, and Vista Research in particular.
Operating income for the fourth quarter of 2016 was $0.2 million versus $6.4 million in the fourth quarter of 2015. Operating margin declined 680 basis points from 7.1 percent of net sales to 0.3 percent of net sales. The decline in operating income was principally driven by significantly lower sales volumes across all divisions and the corresponding impact this had on gross profit margins from lower fixed cost absorption. Restructuring and cost reduction efforts reduced the expense profile of the Company, but this was not enough to offset the impact to operating income from significantly lower sales volumes.

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

Net income for the fourth quarter of 2016 was $1.0 million, or $0.03 per diluted share, versus net income of $6.2 million, or $0.16 per diluted share, in last year's fourth quarter. The fourth quarter of both this year and last year benefited by approximately $0.9 million from the timing of U.S. legislation related to the research and development tax credit.
Fiscal Year 2016 Results:
Net sales for fiscal year 2016 were $258.2 million, down 31.7 percent versus fiscal year 2015. Excluding sales from contract manufacturing, fiscal year 2016 net sales were $253.0 million, down 28.0 percent versus fiscal year 20152. All divisions experienced significant declines in sales during the year. With the planned run-off of contract manufacturing business now complete, the Company will no longer report net sales excluding contract manufacturing in future quarters.
Operating income for fiscal year 2016 was $11.1 million versus $43.8 million last fiscal year. Operating income for fiscal year 2016, adjusted for the third quarter Vista Research goodwill impairment and associated financial impacts, was $20.0 million versus $43.8 million in fiscal year 2015, down 54.4 percent year-over-year3.
Net income for fiscal year 2016 was $8.5 million, or $0.23 per diluted share, versus net income of $31.7 million, or $0.86 per diluted share, in fiscal year 2015. Net income for fiscal year 2016, adjusted for the Vista Research goodwill impairment and associated financial impacts, was $14.9 million, or $0.40 per diluted share, down 53.5 percent versus fiscal year 20151.
The effective tax rate for fiscal year 2016 was 20.6 percent and was significantly impacted by both the goodwill impairment loss recorded in the third quarter of this year and the research and development tax credit legislation passed by Congress. For fiscal year 2017 the Company expects an effective tax rate of approximately 30 percent.
Balance Sheet and Cash Flow:
At the end of the fourth quarter of 2016, cash and cash equivalents totaled $33.8 million, up slightly versus the previous quarter. Net working capital as a percentage of annualized sales increased from 29.9 percent in the third quarter to 36.9 percent in the fourth quarter4. The increase in net working capital percentage was primarily the result of inventory levels declining less than the sequential decline in sales. While both Applied Technology and Engineered Films have reduced inventory levels and continue to pursue additional reductions, Aerostar has been significantly challenged in reducing inventory levels due to the lack of contract wins during the fiscal year.
Cash flow from operations was $8.8 million in the fourth quarter versus $14.4 million in the previous year’s fourth quarter. The decrease in cash flow from operations was principally driven by lower net income year-over-year. Capital expenditures were $2.3 million in this year’s fourth quarter, down $2.0 million versus the fourth quarter of 2015. For fiscal year 2017, the Company expects capital expenditures to be approximately $9 million, down $4 million versus fiscal year 2016.
Engineered Films Division Fourth Quarter Results:
Net sales for Engineered Films were $25.4 million, down 37.8 percent year-over-year. The decline in sales was principally driven by lower sales into the Energy and Geomembrane markets. Energy-related sales declined $15.5 million versus the fourth quarter of last year, or nearly 90 percent, while sales into the Geomembrane market were down nearly 20 percent year-over-year. Both the Energy and Geomembrane markets are heavily influenced by commodity oil prices and were negatively impacted by lower end-market demand in the fourth quarter. Sales into the Agriculture, Construction, and Industrial markets, in aggregate, were up 3.9 percent year-over-year and only partially offset the declines in the Energy and Geomembrane markets.
Operating income was $1.9 million, down $2.7 million or 58.8 percent versus the fourth quarter of 2015. The decrease in operating income was driven principally by significantly lower volumes and the resultant decline in

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

capacity utilization. Raw material cost developments, reformulation efforts, cost controls, and pricing discipline continue to benefit margin developments, but were not enough to offset the impact from lower volumes.
“Engineered Films had a very challenging fourth quarter. Sales developments in the Energy and Geomembrane markets deteriorated even further as oil prices dropped to the thirty-dollar range,” said Rykhus. “Cost reduction efforts are ongoing, but they were not enough to make up for the declines in volume. Although the energy market will be even more challenging this next fiscal year, we are intently focused on driving growth in our other markets by capitalizing on our new production capabilities. We expect these efforts will lead to market share gains and also drive profit margin expansion as volumes grow.”
Applied Technology Division Fourth Quarter Results:
Net sales for Applied Technology in the fourth quarter of 2016 were $18.4 million, down 30.3 percent versus the fourth quarter of 2015. Excluding sales from contract manufacturing, fourth quarter net sales were down 26.1 percent versus the fourth quarter of 20152. In the fourth quarter, sales to OEM’s and the Aftermarket declined by approximately 33 percent and 21 percent, respectively. International sales were up approximately 46 percent, while domestic sales were down approximately 36 percent. International sales growth was driven by strong organic sales in Europe and stabilized performance in Latin America.
Operating income was $2.2 million, down $1.2 million or 34.7 percent versus the fourth quarter of 2015. Lower volumes combined with sustained R&D spending to preserve and enhance technological capabilities resulted in lower operating income year-over-year. Restructuring savings and ongoing cost controls, outside of research and development, have reduced spending levels in the division, but were not enough to offset the impacts of lower volumes.
According to Rykhus, “Momentum is building within Applied Technology and we are encouraged by our pipeline of new business. The sequential year-over-year quarterly sales development continued to improve for the division in the fourth quarter. The largest decline in division sales during fiscal year 2016 occurred in the second quarter when sales, excluding contract manufacturing, declined approximately 42 percent year-over-year. Third quarter and fourth quarter were down approximately 33 percent and 26 percent, respectively,” said Rykhus. “We are still facing very challenging end market conditions, but we are encouraged by the progress we are beginning to make. We have a lot of opportunities for growth and market share expansion. OEM interest in our new product portfolio is strong and we are seeing promising developments in the international markets we serve, particularly in Europe and Latin America.”
Aerostar Division Fourth Quarter Results:
Net sales for Aerostar for the fourth quarter of 2016 were $9.0 million, down 63.3 percent versus the fourth quarter of 2015. Excluding sales from contract manufacturing, fourth quarter net sales were $8.0 million, down $7.8 million or 49.1 percent versus the fourth quarter of 20152. The sales declines year-over-year were driven primarily by lower Vista Research sales, which declined $6.4 million, or 71.9 percent, versus the fourth quarter of 2015. Sales of stratospheric balloons were essentially flat year-over-year, while sales of aerostats were down due to the timing of orders.
Operating loss in the fourth quarter was $0.2 million versus operating income of $4.3 million in the fourth quarter of last year. The decline in operating income was primarily driven by the significant decline in Vista Research sales. In the fourth quarter of last year, Vista Research sold radar systems to several different customers. This year the business was unable to sustain these sales levels due to delays in the timing of new business and the decline in governmental defense spending.
“This was a very disappointing year for Aerostar, particularly due to the significant shortfall in Vista Research,” said Rykhus. “Leadership changes were made swiftly to address the lack of execution and we are very pleased with the progress of the new leadership team. Although the sales cycles in this division tend to be relatively long, the team is

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

expanding their efforts and responding by building a more robust new-business pipeline and vigorously pursuing new opportunities. While the ramp in production for Project Loon has taken longer than we had planned, we are encouraged with the continued progress of the program and our continued advancement in stratospheric technology.”
Fiscal 2017 Outlook:
“As we begin fiscal year 2017, the markets served by our core businesses remain very challenging,” said Rykhus. “The precision agriculture market is expected to decline for the third straight year, oil and gas prices are suppressing drilling activity, and defense spending continues to be curtailed. This is not the ideal backdrop for a business with our end market exposures. With that said, we are much better positioned to deal with these challenges as a result of the actions we took in fiscal year 2016 to preserve our core business, which included:
-     Executing a restructuring plan to reduce expenses on an annualized basis by more than $13 million;
-     Heightening the divisional focus on net working capital management and aggressively reducing inventory levels;

-	Prudently reducing our capital expenditure profile to better reflect the market conditions we face;

-	Executing leadership changes within both Applied Technology and Aerostar to drive enhanced accountability;

-	Launching Hawkeye, our next generation application control system and the most precise system in the marketplace today;

-	Addressing the quality challenges we faced in Latin America and re-engaging customers to begin rebuilding our market share in this key region; and

-	Continuing to fund and preserve our research and development capabilities to continue our track record of introducing new and innovative solutions to the market to drive future growth.”
“We believe we have a number of strong opportunities in front of us to drive market share gains in fiscal year 2017. Momentum is building within Applied Technology, new production capabilities are on-line in Engineered Films, and we have new invigorated leadership in Aerostar focusing on turning around Vista Research and advancing Project Loon. We are cautiously optimistic that the sequential year-over-year sales comparisons will continue to improve as we progress through the year. We expect to maintain flat sales and adjusted operating income in fiscal year 2017, with potential to achieve very modest growth in each,” concluded Rykhus.
Regulation G:
The information presented in this earnings release regarding net sales excluding contract manufacturing sales, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted operating income, adjusted net income, and adjusted earnings per share do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

Conference Call Information:
The Company will host an investor conference call to discuss fourth quarter fiscal 2016 results today, Thursday, March 10, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed at www.RavenInd.com under the Investor Relations section. Analysts and investors are invited to join the conference call by dialing: 1-866-393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.
About Raven Industries, Inc.:
Since 1956, Raven Industries has designed and manufactured high-quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven’s purpose is to solve great challenges in areas of safety, feeding the world, energy independence and resource preservation. To realize this purpose, we utilize our strengths in engineering, manufacturing and technological innovation to serve the precision agriculture, high performance specialty films, aerospace and situational awareness markets. Visit www.RavenInd.com for more information.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture, construction and energy; or changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, as well as other risks described in the Company’s 10-K under Item 1A. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

1.
Adjusted net income is a non-GAAP financial measure defined as net income/(loss) plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, less income tax effect of these items, all of which relate to the Vista Research business within the Aerostar division.

2.
Net sales excluding contract manufacturing sales is a non-GAAP financial measure and excludes sales generated from contract manufacturing activities. Net sales excluding contract manufacturing sales is reconciled in the accompanying Regulation G tables.

3.
Adjusted operating income is a non-GAAP financial measure defined on a consolidated basis as consolidated operating income plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division. For the Aerostar segment, it is defined as operating income plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division.

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

4.
Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.

5.
EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales. EBITDA is reconciled in the accompanying Regulation G tables.

Contact Information:
Steven Brazones
Chief Financial Officer
Raven Industries, Inc.
605-336-2750

Source: Raven Industries

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2016	2015	Fav (Un)Change	2016	2015	Fav (Un) Change
Net sales	$52,827	$89,866	(41.2)%	$258,229	$378,153	(31.7)%
Cost of goods sold	41,430	68,383		192,444	274,907
Gross profit	11,397	21,483	(46.9)%	65,785	103,246	(36.3)%
Gross profit percentage	21.6%	23.9%		25.5%	27.3%

Research and development expenses	3,929	3,765		14,686	17,440
Selling, general and administrative expenses	7,292	11,304		32,594	42,005
Goodwill impairment loss	—	—		7,413	—
Operating income	176	6,414	(97.3)%	11,092	43,801	(74.7)%
Operating income percentage	0.3%	7.1%		4.3%	11.6%

Other income (expense), net	123	(90)		(310)	(300)
Income before income taxes	299	6,324	(95.3)%	10,782	43,501	(75.2)%

Income taxes	(739)	106		2,221	11,705
Net income	1,038	6,218	(83.3)%	8,561	31,796	(73.1)%

Net income attributable to noncontrolling interest	14	25		72	63

Net income attributable to Raven Industries	$1,024	$6,193	(83.5)%	$8,489	$31,733	(73.2)%

Net income per common share:
- basic	$0.03	$0.16	(81.3)%	$0.23	$0.86	(73.3)%
- diluted	$0.03	$0.16	(81.3)%	$0.23	$0.86	(73.3)%

Weighted average common shares:
- basic	36,599	38,118		37,324	36,929
- diluted	36,665	38,285		37,400	37,103

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2016	2015
ASSETS
Cash, cash equivalents and short-term investments	$33,782	$52,199
Accounts receivable, net	38,069	56,576
Inventories	45,888	55,152
Other current assets	7,994	7,052
Total current assets	125,733	170,979

Property, plant and equipment, net	116,162	117,513
Goodwill and amortizable intangibles, net	60,588	70,638
Other assets, net	4,127	3,743
Total Assets	$306,610	$362,873

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$6,038	$11,545
Accrued and other liabilities	12,781	20,298
Total current liabilities	18,819	31,843

Other liabilities	18,926	25,793
Shareholders' equity	268,865	305,237
Total Liabilities and Shareholders' Equity	$306,610	$362,873

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2016	2015
Cash flows from operating activities:
Net income	$8,561	$31,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,609	17,369
Goodwill impairment loss	7,413	—
Other operating activities, net	10,425	10,918
Net cash provided by operating activities	44,008	60,083

Cash flows from investing activities:
Capital expenditures	(13,046)	(17,041)
Proceeds (payments) related to business acquisitions	351	(12,472)
Proceeds from sale of short-term investments	250	500
Purchases of short-term investments	—	(500)
Proceeds from sale of assets	2,124	—
Other investing activities, net	(753)	(473)
Net cash used in investing activities	(11,074)	(29,986)

Cash flows from financing activities:
Dividends paid	(19,426)	(18,519)
Payments for shares repurchased	(29,338)	—
Payment of acquisition related debt and revolving line of credit, net	—	(11,989)
Payment of acquisition-related contingent liabilities	(814)	(533)
Debt issuance costs paid	(548)	—
Other financing activities, net	(558)	376
Net cash used in financing activities	(50,684)	(30,665)

Effect of exchange rate changes on cash	(417)	(470)

Net (decrease) in cash and cash equivalents	(18,167)	(1,038)
Cash and cash equivalents at beginning of period	51,949	52,987
Cash and cash equivalents at end of period	33,782	51,949
Short-term investments	—	250
Cash, cash equivalents and short-term investments	$33,782	$52,199

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2016	2015	Fav (Un) Change	2016	2015	Fav (Un) Change
Net sales
Applied Technology	$18,434	$26,458	(30.3)%	$92,599	$142,154	(34.9)%
Engineered Films	25,436	40,879	(37.8)%	129,465	166,634	(22.3)%
Aerostar	9,030	24,593	(63.3)%	36,368	80,772	(55.0)%
Intersegment eliminations	(73)	(2,064)		(203)	(11,407)
Total Company	$52,827	$89,866	(41.2)%	$258,229	$378,153	(31.7)%

Operating income (loss)
Applied Technology	$2,238	$3,425	(34.7)%	$18,319	$34,557	(47.0)%
Engineered Films	1,911	4,637	(58.8)%	17,892	21,802	(17.9)%
Aerostar	(183)	4,317	(104.2)%	(8,100)	8,983	(190.2)%
Intersegment eliminations	(2)	49		91	163
Total segment income	$3,964	$12,428	(68.1)%	$28,202	$65,505	(56.9)%
Corporate expenses	(3,788)	(6,014)	37.0%	(17,110)	(21,704)	21.2%
Total Company	$176	$6,414	(97.3)%	$11,092	$43,801	(74.7)%

Operating income (loss) percentages
Applied Technology	12.1%	12.9%	(80bps)	19.8%	24.3%	(450bps)
Engineered Films	7.5%	11.3%	(380bps)	13.8%	13.1%	70bps
Aerostar	-2.0%	17.6%	(1,960bps)	-22.3%	11.1%	(3,340bps)
Total Company	0.3%	7.1%	(680bps)	4.3%	11.6%	(730bps)

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
ADJUSTED NET INCOME REGULATION G RECONCILIATION[1]
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
	2016	2015	Change	2016	2015	Change
Consolidated Raven
Reported net income attributable to Raven Industries	$1,024	$6,193	(83.5)%	$8,489	$31,733	(73.2)%
Plus:
Goodwill impairment loss	—	—		7,413	—
Pre-contract costs written off	—	—		2,933	—

Less:
Acquisition-related contingent liability benefit	—	—		1,483	—
Net tax benefit on adjustments	—	—		2,499	—
Adjusted net income attributable to Raven Industries	$1,024	$6,193	(83.5)%	$14,853	$31,733	(53.2)%

Adjusted net income per common share:
-basic	$0.03	$0.16	(81.3)%	$0.40	$0.86	(53.5)%
-diluted	$0.03	$0.16	(81.3)%	$0.40	$0.86	(53.5)%

Weighted average common shares:
-basic	36,599	38,118		37,324	36,929
-diluted	36,665	38,285		37,400	37,103

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
ADJUSTED SALES REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
	2016	2015	Change	2016	2015	Change
Applied Technology
Reported net sales	$18,434	$26,458	(30.3)%	$92,599	$142,154	(34.9)%
Less: Contract manufacturing sales	—	1,515	(100.0)%	546	5,832	(90.6)%
Applied Technology net sales, excluding contract manufacturing sales	$18,434	$24,943	(26.1)%	$92,053	$136,322	(32.5)%

Aerostar
Reported net sales	$9,030	$24,593	(63.3)%	$36,368	$80,772	(55.0)%
Less: Contract manufacturing sales	987	8,794	(88.8)%	4,701	31,669	(85.2)%
Aerostar net sales, excluding contract manufacturing sales	$8,043	$15,799	(49.1)%	$31,667	$49,103	(35.5)%

Consolidated Raven
Reported net sales	$52,827	$89,866	(41.2)%	$258,229	$378,153	(31.7)%
Less: Contract manufacturing sales	987	10,309	(90.4)%	5,247	37,501	(86.0)%
Plus: Aerostar sales to Applied Technology	—	1,995	(100.0)%	—	10,553	(100.0)%
Consolidated net sales, excluding contract manufacturing sales	$51,840	$81,552	(36.4)%	$252,982	$351,205	(28.0)%

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
ADJUSTED OPERATING INCOME REGULATION G RECONCILIATION[3]
(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	January 31,			January 31,
			Fav (Un)			Fav (Un)
	2016	2015	Change	2016	2015	Change
Aerostar
Reported operating (loss) income	$(183)	$4,317	(104.2)%	$(8,100)	$8,983	(190.2)%
Plus:
Goodwill impairment loss	—	—		7,413	—
Pre-contract costs written off	—	—		2,933	—
Less:
Acquisition-related contingent liability benefit	—	—		1,483	—
Aerostar adjusted operating (loss) income	$(183)	$4,317	(104.2)%	$763	$8,983	(91.5)%
Aerostar adjusted operating income % of Net Sales	-2.0%	17.6%		2.1%	11.1%

Consolidated Raven
Reported operating income	$176	$6,414	(97.3)%	$11,092	$43,801	(74.7)%
Plus:
Goodwill impairment loss	—	—		7,413	—
Pre-contract costs written off	—	—		2,933	—
Less:
Acquisition-related contingent liability benefit	—	—		1,483	—
Consolidated adjusted operating income	$176	$6,414	(97.3)%	$19,955	$43,801	(54.4)%
Consolidated adjusted operating income % of Net Sales	0.3%	7.1%		7.7%	11.6%

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Raven Industries Fourth Quarter 2016 Results
March 10, 2016

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[5]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
Segments	2016	2015	Change	2016	2015	Change
Applied Technology
Reported operating income	$2,238	$3,425	(34.7)%	$18,319	$34,557	(47.0)%
Plus: Depreciation and amortization	1,087	1,396	(22.1)%	4,428	5,569	(20.5)%
ATD EBITDA	$3,325	$4,821	(31.0)%	$22,747	$40,126	(43.3)%
ATD EBITDA % of Net Sales	18.0%	18.2%		24.6%	28.2%

Engineered Films
Reported operating income	$1,911	$4,637	(58.8)%	$17,892	$21,802	(17.9)%
Plus: Depreciation and amortization	1,955	1,986	(1.6)%	7,735	6,096	26.9%
EFD EBITDA	$3,866	$6,623	(41.6)%	$25,627	$27,898	(8.1)%
EFD EBITDA % of Net Sales	15.2%	16.2%		19.8%	16.7%

Aerostar
Reported operating (loss) income	$(183)	$4,317	(104.2)%	$(8,100)	$8,983	(190.2)%
Plus: Depreciation and amortization	974	908	7.3%	3,770	3,474	8.5%
Aerostar EBITDA	$791	$5,225	(84.9)%	$(4,330)	$12,457	(134.8)%
Aerostar EBITDA % of Net Sales	8.8%	21.2%		-11.9%	15.4%

Consolidated Raven
EBITDA	$4,761	$11,281	(57.8)%	$28,519	$60,937	(53.2)%
Income taxes	(739)	106		2,221	11,705
Interest expense (income), net	68	151		200	130
Depreciation and amortization	4,408	4,831		17,609	17,369
Net Income	$1,024	$6,193	(83.5)%	$8,489	$31,733	(73.2)%
EBITDA % of Net Sales	9.0%	12.6%		11.0%	16.1%

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